Exhibit 5.1

353 N. CLARK ST. CHICAGO IL 60654

November 13, 2023

John B. Sanfilippo & Son, Inc.

1703 N. Randall Road

Elgin, IL, 60123

Re: Post-Effective Amendment to the Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment”) on Form S-8 (File No. 333-199637) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof, relating to the Rollover Shares (as defined below) of common stock, $0.01 par value per share (the “Common Stock”), of John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”), authorized for issuance pursuant to the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (the “Plan”).

On November 2, 2023 (the “Effective Date”), at the annual meeting of stockholders of the Company, the Company’s stockholders approved the Plan, which the Company’s board of directors had previously adopted, subject to such stockholder approval. The Plan provides, among other things, that a maximum of 747,275 shares of Common Stock will be reserved for issuance under the Plan (subject to adjustments as set forth in the Plan), which includes: (i) 200,000 shares of Common Stock, plus (ii) 547,275 shares of Common Stock that were previously authorized for issuance under the John B. Sanfilippo & Son, Inc. 2014 Omnibus Incentive Plan (the “Prior Plan”), and that, as of the Effective Date, were not issued and were not subject to outstanding awards granted under the Prior Plan (the “Rollover Shares”).

In rendering the opinion set below, we have examined (i) the Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, (iii) records and proceedings of the Board of Directors and the Compensation and Human Resources Committee of the Company, (iv) the Plan and Prior Plan and (v) the Registration Statement and the Post-Effective Amendment, along with any exhibits filed as a part thereof or incorporated therein by reference. In such examination, we have assumed, without independent investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as copies. We have reviewed such questions of law as we have deemed necessary or appropriate for the purpose of the opinion rendered below. As to certain matters of fact (both expressed and implied), we have relied on representations, statements or certificates of officers of the Company.

Based upon, subject to and limited by the foregoing, it is our opinion that the Rollover Shares, when issued and delivered by the Company in accordance with the terms of (i) the Restated Certificate of Incorporation, (ii) the Plan and (iii) any respective award under the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such law. We express no opinion and make no representation with respect to any other laws or the law of any other jurisdiction or the effect thereof.

Our opinion is expressly limited to the matters set forth above, is limited in all respects to laws and facts existing on the date hereof and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other document or agreement involved with the issuance of the Rollover Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jenner & Block LLP

JENNER & BLOCK LLP

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